PARTIES TO NEW FORM OF CHANGE IN CONTROL AGREEMENT

Philip R. Crimmins, Sr.
John C. Cywinski
Randolph P. Davis
Tamy T. Duplantis
Beverly O. Elving
David. L. Goebel
Kurt Hankins